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                                                                      Exhibit 16

Schedule or Computation of Performance Quotations
Heitman/PRA Real Estate Portfolio - Institutional Class Shares

1. Average Annual Return (As of June 30, 1997) at Maximum Offering Price

P (1+T)/N/ = ERV

Where:        P    =     A hypothetical initial payment of $1,000
              T    =     average annual total return
              N    =     number of years
             ERV   =     ending redeemable value at end of the period

                                                            Since Inception
                     One Year             Five Years            01/04/89
                     --------             ----------            --------
              P    =     $1,000     P    =     $1,000     P     =     $1,000

              T    =     6.42%      T    =     17.98%     T     =     10.37%

              N    =     1 year     N    =     5 years    N     =     8.49 years

             ERV   =     $1,064    ERV   =     $1,754    ERV    =     $2,311


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                                                                     Exhibit 16

Schedule or Computation of Performance Quotations
Heitman/PRA Real Estate Portfolio Advisor Class Shares

1. Average Annual Return (As of June 30, 1997) at Maximum Offering Price

P (1+T)/N/ = ERV

Where:        P    =     A hypothetical initial payment of $1,000
              T    =     average annual total return
              N    =     number of years
             ERV   =     ending redeemable value at end of the period

                                         Since Inception
                     One Year               05/15/95
                     --------               --------
              P    =     $1,000        P     =     $1,000

              T    =      6.07%        T     =     23.63%

              N    =     1 year        N     =     2.13 years

             ERV   =     $1,061       ERV    =     $1,571